LAW OFFICES OF

                                C. TIMOTHY SMOOT
                                    Suite 174
                            23505 Crenshaw Boulevard
                        Torrance, California  90505-5221

Telephone: 310/530-3366                                 Telecopier: 310/530-2211
                                                     E-mail: smoot@earthlink.net
                                October 16, 1998

Board  of  Directors
Material  Technologies,  Inc.
Suite  707
11661  San  Vicente  Boulevard
Los  Angeles,  CA  90049

               Re:     Registration  Statement  on  Form  S-8
                       --------------------------------------
Gentlemen:

     I am counsel to Material Technologies, Inc., a Delaware corporation, (the "Corporation"), in connection with preparing and filing an Amendment to a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), registering under the Securities Act of 1933, as amended (the "Act"), an additional 900,000 shares of the Corporation's Common Stock, $.001 par value, (the "Shares") issuable upon the exercise of options and options to purchase these 900,000 Shares (the "Options") authorized to be granted under the Corporation's 1998 Stock Option Plan (the "Plan").

     For purposes of this opinion I have examined the Registration Statement, the Corporation's Certificate of Incorporation, as amended, and its by-laws, and such documents, records, agreements, proceedings, and legal matters as I deemed necessary to examine. With respect to any documents or other corporate records which I examined, I assumed the genuineness of all signatures on, and the authenticity of, all documents submitted as originals, and the conformity to the original documents submitted as copies.

     Based upon my examination and subject to the qualifications stated herein, I am of the opinion that:

     1. The Corporation is duly organized, validly existing, and in good standing under the laws of the State of Delaware.

     2. The Shares included in the Registration Statement to be issued upon the exercise of the Options will be duly authorized and validly issued, and fully paid and non-assessable when the Options shall have been properly exercised and the exercise price shall have been paid for the Shares in accordance with the terms of the Plan.

     I am a member of the California Bar and do not hold myself out as an expert concerning, or qualified to render opinions with respect to any laws other than the California law, the Federal laws of the United States, and Delaware General Corporation Law.


                                   Sincerely,

                                   /S/ C. Timothy Smoot
                                   --------------------
                                   C.  Timothy  Smoot
                                   Attorney

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